SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 18, 2002
(Date of earliest event reported)

APPLIED MOLECULAR EVOLUTION, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31101 (Commission File Number)	33-037414 (IRS Employer Identification No.)

3520 Dunhill Street, San Diego, California 92121

(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code: (858) 597-4990

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Applied Molecular Evolution, Inc. announced on Monday, August 19, 2002, that it had reached an agreement to repurchase from Peter Hilal, M.D., a director of the Company, and entities affiliated with Hilal Capital Management LLC of which Dr. Hilal serves as managing member, 1,873,111 shares of the Company’s common stock at a price of $3.89 per share. The share acquisition contemplated by the stock purchase agreement was consummated on Tuesday, August 20, 2002.

This Form 8-K contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including uncertainties related to product development, uncertainties related to the need for regulatory or other government approvals, dependence on proprietary technology, uncertainty of market acceptance of the Company’s products, uncertainties related to business opportunities, the receipt of future payments, including royalties, the continuation of customer relationships and other risks cited in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, and other SEC Filings. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C)	Exhibits.

4.1	Stock Purchase Agreement dated as of August 18, 2002, between Applied Molecular Evolution, Inc. and the Selling Stockholders listed on Annex A thereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: August 21, 2002

APPLIED MOLECULAR EVOLUTION, INC.

By	/s/ Lawrence E. Bloch, M.D., J.D.

Lawrence E. Bloch, M.D., J.D. Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Stock Purchase Agreement dated as of August 18, 2002, between Applied Molecular Evolution, Inc. and the Selling Stockholders listed on Annex A thereto.